UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 05, 2023(September 1, 2023)

Alight, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39299	86-1849232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Overlook Point
Lincolnshire, Illinois		60069
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (224) 737-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ALIT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2023, Mr. David N. Kestnbaum and Mr. Peter F. Wallace notified the board of directors (the "Board") of Alight, Inc. (the "Company") of their decision to step down, effective immediately, from their positions as members of the Board. Mr. Wallace is also stepping down from his position as a member of the Compensation Committee. Neither Mr. Kestnbaum's nor Mr. Wallace’s decision to leave the Board resulted from any disagreements with management or with the Board or any matter relating to the operations, policies or practices of the Company.

Mr. Kestnbaum and Mr. Wallace were each Class III directors of the Company.

Item 7.01 Regulation FD Disclosure.

On September 1, 2023, certain investment funds affiliated with Blackstone Inc. (collectively, the “Blackstone Investors”) by notice to the Company, have irrevocably withdrawn from the Investor Rights Agreement, dated as of July 2, 2021, by and among the Company and the other parties thereto, in accordance with Section 5.3(d) thereof. In addition, the Blackstone Investors irrevocably discontinued their Rule 144 coordination rights pursuant to Section 9(b) of the Registration Rights Agreement, dated as of July 2, 2021, by and among the Company and the other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alight, Inc.

Date:	September 5, 2023	By:	/s/ Martin Felli
Martin Felli, Chief Legal Officer and Corporate Secretary